EXHIBIT 23.5

                          CONSENT OF DIRECTOR NOMINEE

To Monarch Properties, Inc.:

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of Monarch Properties, Inc. (the "Company") on Form S-11, and amendments thereto, which indicate that I have accepted a nomination to become a director of the Company subsequent to the closing of the Company's initial public offering.

Dated: April 21, 1998                   Signature:  /s/ Donald R. Tomlin, Jr.
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                                        Print Name: Donald R. Tomlin, Jr.

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